1st Quarter 2025 Earnings Presentation April 29, 2025 Exhibit 99.2

Safe Harbor Statement Disclosures in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, those relating to future financial and operational results, market and broader economic conditions and guidance. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. This includes annual guidance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Form 10-K and Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”), including our quarterly report for the three months ended March 31, 2025, that the Company expects to file today. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-Generally Accepted Accounting Principles (“GAAP”) financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP are included within this presentation and available on the Investor Relations page of our website at www.armstrongceilings.com. The guidance in this presentation is only effective as of the date given, April 29, 2025, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.

Basis of Presentation Explanation Results throughout this presentation are presented on a normalized basis. We remove the impact of certain discrete expenses and income in certain measures including adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), adjusted diluted earnings per share (“EPS”) and adjusted free cash flow. The Company excludes certain acquisition related expenses (i.e. – impact of adjustments related to the fair value of inventory, contingent third-party professional fees, changes in the fair value of contingent consideration and deferred compensation accruals for acquisitions). The Company also excludes all acquisition-related intangible amortization from adjusted net earnings and in calculations of adjusted diluted EPS. Examples of other excluded items have included plant closures, restructuring charges and related costs, impairments, separation costs and other cost reduction initiatives, environmental site expenses and environmental insurance recoveries, endowment level charitable contributions, the impact of defined benefit plan settlements, gains and losses on sales or impairment of fixed assets, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. For all periods presented, the Company was not required to and did not make cash contributions to the RIP based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2025. Adjusted free cash flow is defined as cash from operating and investing activities, adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, environmental site expenses and environmental insurance recoveries. Management's adjusted free cash flow measure includes returns of investment from the Worthington Armstrong Venture (“WAVE”) and cash proceeds received from the settlement of company-owned life insurance policies, which are presented within investing activities on our condensed consolidated statement of cash flows. Investors should not consider non-GAAP measures as a substitute for GAAP measures. Excluding adjusted diluted EPS, non-GAAP figures are rounded to the nearest million and corresponding percentages are based on unrounded figures. Operating Segments: “MF”: Mineral Fiber, “AS”: Architectural Specialties, “UC”: Unallocated Corporate. We define “organic” as total company and/or AS results excluding the impact of the April 2024 acquisition of 3form, LLC (“3form”) and the December 2024 acquisition of A. Zahner Company (“Zahner”). All dollar figures throughout the presentation are in $ millions, expect per share data, and all comparisons are versus prior year unless otherwise noted. Figures may not sum due to rounding.

GAAP and non-GAAP Financial Results AWI Consolidated Results Q1 2025 Q1 2024 Net sales $382.7 $326.3 Net earnings $69.1 $59.9 Operating income $98.5 $86.1 Adj. EBITDA* $129 $111 Operating income margin (operating income % of net sales) 25.7% 26.4% Adj. EBITDA margin* (Adj. EBITDA % of net sales) 33.6% 33.9% Diluted net earnings per share $1.58 $1.36 Adj. diluted net earnings per share* $1.66 $1.38 Net cash provided by operating & investing activities $47.0 $32.3 Adj. free cash flow* $48 $43 Net cash provided by operating & investing activities % of net sales 12.3% 9.9% Adj. free cash flow margin* (Adj. free cash flow % of net sales) 12.5% 13.3% Segment Results Q1 2025 Q1 2024 MF AS UC MF AS UC Net sales $245.1 $137.6 - $239.6 $86.7 - Operating income (loss) $84.5 $14.8 ($0.8) $79.2 $7.7 ($0.8) Adj. EBITDA* $105 $24 - $99 $12 - Operating income margin (Operating income % of net sales) 34.5% 10.8% NM 33.1% 8.9% NM Adj. EBITDA margin* (Adj. EBITDA % of net sales) 43.0% 17.1% NM 41.2% 14.0% NM *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. “NM”: Not meaningful.

Strong Top and Bottom-Line Growth to Start Year

1st Quarter 2025 Key Takeaways

Net Sales up 17% and Adj. EBITDA* up 16%

Total company Adj. EBITDA margin* of 33.6%, with AWI Organic Adj. EBITDA margin* expansion of 170bps

Mineral Fiber segment Adj. EBITDA* up 7%

Adj. EBITDA margin* expanded 180bps to 43.0%, with strong AUV[1] and manufacturing productivity gains

Architectural Specialties segment Adj. EBITDA* up 94%

Recent acquisitions[2] drove robust AS sales and Adj. EBITDA* growth; AS Organic Adj. EBITDA margin* expanded 290bps to 16.9%

Reaffirming 2025 Guidance

Continue to expect solid growth for all key metrics, including 9% to 11% for net sales, 8% to 12% for Adj. EBITDA* and 9% to 13% for Adj. Diluted EPS*

$383M (+17% VPY)
Net Sales

$129M (+16% VPY)
Adj. EBITDA*

$1.66 (+20% VPY)
Adj. Diluted EPS*

$48M (+10% VPY)
Adj. Free Cash Flow*

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.
1. Average Unit Value ("AUV"). Includes both like-for-like price and mix impacts.
2. Recent acquisitions include 3form and Zahner.

5

Best Q1 Adj. EBITDA Margin* in Mineral Fiber since 2020

Mineral Fiber Q1 2025 Results

Net Sales Growth VPY



$240
$245
+2%
Q1 '24
Q1 '25

Adj. EBITDA* VPY	Q1
2024 Adj. EBITDA*	$99
AUV	8
Volume	(7)
Manufacturing[1]	1
Input Costs[2]	2
SG&A[1]	3
WAVE Equity Earnings	(1)
2025 Adj. EBITDA*	$105
% Change	7%

Q1 Mineral Fiber Key Highlights

- Adj. EBITDA margin* expanded 180bps to 43.0%
- Top-line AUV growth of 7% driven by like-for-like price and favorable mix
- Volume decline driven by softer demand from home center customers and one less shipping day
- SG&A favorability driven by deferred compensation plan gains
- Lower input costs primarily due to favorable inventory valuation impacts

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.
1. Excludes the change in depreciation and amortization throughout the presentation.
2. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts.

6

Recent Acquisitions & Organic Growth Fuel Strong Results

Architectural Specialties Q1 2025 Results

Net Sales Growth VPY



$138
$87
+59%
Q1 '24
Q1 '25

Adj. EBITDA* VPY	Q1
2024 Adj. EBITDA*	$12
Sales	27
Manufacturing[1]	(3)
SG&A[1]	(12)
2025 Adj. EBITDA*	$24
% Change	94%

Q1 Architectural Specialties Key Highlights

- Robust sales and earnings growth with Adj. EBITDA margin* expansion of 310bps
- Sales growth driven primarily by recent acquisitions of 3form and Zahner
- AS organic* sales growth of 11% and Adj. EBITDA margin* expanded 290bps
- Increased SG&A driven by 3form and Zahner
- Order intake improvements expected to support solid organic growth for the year

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.
1. Excludes the change in depreciation and amortization throughout the presentation.

7

Q1 2025 Consolidated Company Key Metrics Double-Digit Sales and Earnings Growth Driven by Acquisitions and AUV Q1 2024 Q1 2025 Variance Net Sales $326 $383 17% Adj. EBITDA* $111 $129 16% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 33.9% 33.6% (30bps) AWI Organic Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 33.9% 35.6% 170bps Adj. Diluted Earnings Per Share* $1.38 $1.66 20% 1 2 1 *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts.

Double-Digit Adjusted Free Cash Flow* Growth to Start the Year Q1 2025 Capital Deployment Q1 2025 Adj. Free Cash Flow* Up 10% vs PY *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Includes cash earnings, working capital, and other current assets and liabilities and proceeds from company-owned officer life insurance. 2024 Adj. Operating cash flow and other1 CapEx Interest Paid WAVE Dividends 2025

Reaffirming Full Year 2025 Guidance

No change in guidance despite elevated macro uncertainty

Net Sales

$1,570M to $1,610M

9% to 11% YoY

Adj. EBITDA*

$525M to $545M

8% to 12% YoY

Adj. Diluted EPS*

$6.85 to $7.15

9% to 13% YoY

Adj. Free Cash Flow*

$315M to $335M

6% to 12% YoY

Commentary[1]

- Softer 2H 2025 market conditions on tariff uncertainty … Full year 2025 guidance reflects impacts from currently known tariffs
- Expecting Mineral Fiber volume flat to down low-single-digits
- Expect Mineral Fiber AUV growth >6% … delivering Adj. EBITDA margin* expansion
- WAVE equity earnings to grow mid-single digits
- Current backlog supports Architectural Specialties growth
- Recent acquisitions of 3form and Zahner add incremental sales and Adj. EBITDA* to Architectural Specialties

Reflects update from prior guidance

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.
1. Additional assumptions available in the appendix of this presentation.

10

Appendix

Full Year 2025 Assumptions Segment Net Sales Adjusted EBITDA Margin* Mineral Fiber ~5% growth (prior: ~5% to ~6% growth) ~ 42% Architectural Specialties >20% growth (prior: ~20%) ~ 18% Consolidated Metrics Full Year 2025 Capital expenditures $90M to $100M Depreciation and amortization $115M to $120M Interest expense ~$35M (prior: $34M to $37M) Book / cash tax rate ~24% / ~25% (prior: ~25% / ~25%) Shares outstanding ~43 to 44M Cash return of investment from joint venture $108M to $116M Shipping Days vs Prior Year 2024 2025 Q1 - (1) Q2 - - Q3 +1 - Q4 +1 - Full Year +2 (1) 12 *Non-GAAP measure.

RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles. Adjusted income tax expense is calculated using the effective tax rate multiplied by the adjusted net earnings before income taxes. For the Three Months Ended March 31, 2025 2024 Net sales $383 $326 Net earnings $69 $60 Add: Income tax expense 22 20 Earnings before income taxes $91 $80 Add: Interest/other income and expense, net 8 6 Operating income $99 $86 Add: RIP expense1 1 1 Adjusted operating income $99 $86 Add: Depreciation and amortization 29 24 Adjusted EBITDA $129 $111 Operating income margin 25.7% 26.4% Adjusted EBITDA margin 33.6% 33.9% For the Three Months Ended March 31, 2025 2024 Net earnings $69 $60 Add: Income tax expense 22 20 Earnings before income taxes $91 $80 Add: Acquisition-related amortization2 4 2 Adjusted net earnings before income taxes $96 $82 (Less): Adjusted income tax expense3 (23) (21) Adjusted net earnings $73 $61 Diluted shares outstanding 43.8 44.1 Effective tax rate 24% 25% Diluted net earnings per share $1.58 $1.36 Adjusted diluted net earnings per share $1.66 $1.38 Adjusted EBITDA Reconciliation Adjusted Diluted EPS Reconciliation

Deferred compensation and contingent consideration payments related to acquisitions that were recorded as components of net cash provided by operating activities. RIP expense represents only the plan service cost related to the RIP that is recorded within Operating income (loss). For all periods presented, we were not required to and did not make cash contributions to our RIP. “NM”: Not meaningful. For the Three Months Ended March 31, 2025 2024 Net cash provided by operating activities $41 $26 Net cash provided by investing activities $6 $6 Net cash provided by operating and investing activities $47 $32 Add: Investment in unconsolidated affiliate - 6 Add: Contingent consideration in excess of acquisition-date fair value1 1 - Add: Arktura deferred compensation1 - 6 Adjusted free cash flow $48 $43 For the Three Months Ended March 31, MF AS UC UNALLOCATED CORPORATE 2025 2024 2025 2024 2025 2024 Net sales $245 $240 $138 $87 - - Operating income (loss) $85 $79 $15 $8 ($1) ($1) Add: RIP expense2 - - - - 1 1 Adjusted operating income $85 $79 $15 $8 - - Add: Depreciation and amortization 21 20 9 4 - - Adjusted EBITDA $105 $99 $24 $12 - - Operating income margin (Operating income % of net sales) 34.5% 33.1% 10.8% 8.9% NM NM Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 43.0% 41.2% 17.1% 14.0% NM NM Adjusted Free Cash Flow Reconciliation Segment Adj. EBITDA Reconciliation

For the Three Months Ended March 31, Total AS Recent Acquisitions1 AS Organic UNALLOCATED CORPORATE 2025 2024 2025 2024 2025 2024 Net sales $138 $87 $41 - $96 $87 Operating income $15 $8 $3 - $12 $8 Add: Depreciation and amortization 9 4 4 - 4 4 Adjusted EBITDA $24 $12 $7 - $16 $12 Operating income margin (Operating income % of net sales) 10.8% 8.9% 7.5% - 12.1% 8.9% Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 17.1% 14.0% 17.7% - 16.9% 14.0% AS Organic Adj. EBITDA Reconciliation Recent acquisitions include the April 2024 acquisition of 3form and the December 2024 acquisition of Zahner. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP. For the Three Months Ended March 31, Total AWI Recent Acquisitions1 AWI Organic UNALLOCATED CORPORATE 2025 2024 2025 2024 2025 2024 Net sales $383 $326 $41 - $342 $326 Operating income $99 $86 $3 - $96 $86 Add: RIP expense2 1 1 - - 1 1 Adjusted operating income $99 $86 $3 - $97 $86 Add: Depreciation and amortization 29 24 4 - 25 24 Adjusted EBITDA $129 $111 $7 - $122 $111 Operating income margin (Operating income % of net sales) 25.7% 26.4% 7.5% - 27.9% 26.4% Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 33.6% 33.9% 17.7% - 35.6% 33.9% AWI Organic Adj. EBITDA Reconciliation

Full Year 2025 Low High Net earnings $289 $293 Add: Income tax expense 90 96 Earnings before income taxes $378 $388 Add: Interest expense 34 36 Add: Other non-operating (income), net (2) (1) Operating income $409 $423 Add: RIP expense1 2 2 Adjusted operating income $410 $425 Add: Depreciation and amortization 115 120 Adjusted EBITDA $525 $545 RIP expense represents only the plan service cost that is recorded within Operating income. We do not expect to make cash contributions to our RIP. RIP cost represents the entire actuarial net periodic pension cost recorded as a component of net earnings. We do not expect to make any cash contributions to our RIP. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements, trade secrets and other intangibles. Adjusted income tax expense is based on an adjusted effective tax rate of approximately 24%, multiplied by adjusted earnings before income taxes. Adjusted diluted EPS guidance for 2025 is calculated based on approximately 43 to 44 million of diluted shares outstanding. 2025 Adj. EBITDA Guidance Reconciliation 16 Full Year 2025 Low High Net earnings $289 $293 Add: Income tax expense 90 96 Earnings before income taxes $378 $389 Add: RIP cost2 1 1 Add: Acquisition-related amortization3 16 18 Adjusted earnings before income taxes $395 $408 (Less): Adjusted income tax expense4 (97) (99) Adjusted net earnings $299 $309 Diluted net earnings per share $6.63 $6.77 Adjusted diluted net earnings per share5 $6.85 $7.15 2025 Adj. Diluted EPS Guidance Reconciliation Full Year 2025 Low High Net cash provided by operating activities $297 $319 Add: Return of investment from joint venture 108 116 (Less): Capital expenditures (90) (100) Adjusted Free Cash Flow $315 $335 2025 Adj. Free Cash Flow Guidance Reconciliation